EXHIBIT 10.37

                                                     Datasafe Publications, Inc.
                                                     1345 E. Main St., Suite 111
                                                     Mesa, AZ 85203

DATASAFE PUBLICATIONS, INC.

October 28, 1997

Yannick Tessier
Galacticomm, Inc.
4101 SW 47th Ave., Suite 101
Ft. Lauderdale, FL 33314

via FAX: 954-587-1417 (2 pages)

Dear Yannick:

As per our telephone conversation yesterday, Galacticomm may sell any Datasafe product at our currently advertised price. Galacticomm may purchase that software from Datasafe at a 25% discount of the advertised price. The second page of this fax contains our current advertised prices.

In addition, Datasafe agrees to port our EZ Charge and POS Dial modules to the WebCast platform. The two products combined will be called EZ Charge for WebCast. Galacticomm may sell EZ Charge for WebCast for $449 and purchase it from Datasafe for $300 (a discount of approximately 33%). I estimate that we can have EZ Charge for WebCast completed by Monday, November 10, 1997. You can place orders now for delivery upon completion.

Feel free to give me a call at 602-461-1911 if you have any questions.

Sincerely,

/s/ DEAN M. KERL
---------------------
    Dean M. Kerl
    President

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                                                                OCTOBER 28, 1997

            PRODUCT                     DOS             NT
            ---------------------------------------------------

            Autorate                       $99             $99

            Checkman                       $49             $49

            EZ Charge                      $199            $249

            EZ Charge Autosubscription     $100            $100

            Global Power                   $99             $129

            Marketplace                    $199            $249

            Multimedia Registry            $199            $249

            Omni-Mall                      $399            $499

            POS Dial                       $250            $295

            EZ Charge for WebCast                          $499

            Omni-Mall for both DOS and NT is currently on sale for $249 through 10/31/97. All products include both terminal mode and client/server interfaces. EZ Charge also includes Active HTML support for Worldgroup 3.0 NT.